BBSI Reports First Quarter 2014 Financial Results

- Q1 Net Revenues Up 21% to $135.1 Million; Non-GAAP Gross Revenues Up 23% to $727.4 Million -

VANCOUVER, Washington, April 29, 2014 – Barrett Business Services, Inc. (“BBSI” or the “Company”) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Summary vs. Year-Ago Quarter

•	Net revenues up 21% to $135.1 million

•	Gross revenues up 23% to $727.4 million

•	Net loss was $3.6 million, or $(0.50) per diluted share, compared to a net loss of $2.5 million, or $(0.36) per diluted share

First Quarter 2014 Financial Results

Net revenues in the first quarter of 2014 increased 21% to $135.1 million compared to $111.6 million in the first quarter of 2013.

Total non-GAAP gross revenues in the first quarter of 2014 increased 23% to $727.4 million compared to $591.2 million in the first quarter of 2013 (see “Reconciliation of Non-GAAP Financial Measures” below). The increase was due primarily to the continued build in the Company’s co-employed client count and same-store sales growth, partially offset by the vetting of specific clients who no longer met certain performance criteria.

Net loss for the first quarter of 2014 was $3.6 million, or $(0.50) per diluted share, compared to a net loss of $2.5 million, or $(0.36) per diluted share, in the year-ago quarter. The Company historically incurs losses in the first quarter due to the higher effective payroll taxes at the beginning of each year.

At March 31, 2014, the Company’s cash, cash equivalents, marketable securities, and restricted securities totaled $147.9 million compared to $143.2 million at December 31, 2013. At March 31, 2014, the Company had no outstanding borrowings on its revolving credit facility.

Management Commentary

“BBSI’s 23% increase in gross revenues during the first quarter reflects our continued focus on delivering a management platform that is both predictable and adaptable in how it supports well-run companies over the long term,” said Michael Elich, president and CEO of BBSI. “Vital to this long-term model is a client vetting process which has driven our 90%-plus retention rate. Over the past several months, however, the size of clients that we ultimately determined did not fit our platform has been larger than in the past. By identifying and canceling clients who were utilizing a disproportionate level of BBSI resources, we expect to achieve a long-term increase in efficiencies and quality of operations, which will benefit remaining and future clients.

“This recent trend does not change our long-term view about our untapped market opportunity, the health of our client base and the strength of our referral network. In fact, we see it as more episodic and expect we will return to a higher pace of growth as we work to backfill lost revenues created by the vetting process. Given this view, we remain well-positioned to continue gaining market share and deliver another record year for our shareholders.”

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Second Quarter 2014 Outlook

For the second quarter of 2014, the Company expects gross revenues to increase at least 15% to between $780 million and $800 million compared to $675.0 million in the second quarter of 2013. Diluted income per common share in the second quarter of 2014 is expected to be between $0.93 and $0.98 compared to $0.80 in the second quarter of 2013.

Conference Call

BBSI will conduct a conference call tomorrow, April 30, 2014 at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) to discuss its financial results for the first quarter ended March 31, 2014. The Company’s president and CEO Michael Elich and CFO James Miller will host the call, followed by a question and answer period.

Date: Wednesday, April 30, 2014

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Toll-free dial-in number: 1-877-941-1428

International dial-in number: 1-480-629-9665

Conference ID: 4679014

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=108701 and via BBSI’s investor relations section at www.barrettbusiness.com.

A replay of the conference call will be available after 3:00 p.m. Eastern time on the same day through May 30, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4679014

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP gross revenues.

The Company reports its Professional Employer Service revenues on a net basis because it is not the primary obligor for the services provided by the Company’s co-employed clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

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	(Unaudited)
	First Quarter Ended
(in thousands)	March 31,
	2014	2013

Revenues:
Professional employer services	$693,926	$561,483
Staffing services	33,451	29,733
Total revenues	727,377	591,216
Cost of revenues:
Direct payroll costs	613,320	498,738
Payroll taxes and benefits	72,817	59,123
Workers' compensation	31,934	25,044
Total cost of revenues	718,071	582,905
Gross margin	$9,306	$8,311

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

	(Unaudited)
	Three Months Ended March 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2014	2013	2014	2013	2014	2013
Revenues:
Professional
employer services	$693,926	$561,483	$(592,237)	$(479,665)	$101,689	$81,818
Staffing services	33,451	29,733	-	-	33,451	29,733
Total revenues	$727,377	$591,216	$(592,237)	$(479,665)	$135,140	$111,551
Cost of revenues	$718,071	$582,905	$(592,237)	$(479,665)	$125,834	$103,240

About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors. The Company’s integrated platform is built upon expertise in payroll processing, employee benefits, workers’ compensation coverage, risk management and workplace safety programs, and human resource administration. BBSI’s partnerships help businesses of all sizes improve the efficiency of their operations. The Company works with more than 3,000 clients across all lines of business in 23 states. For more information, please visit www.barrettbusiness.com.

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Forward-Looking Statements

Statements in this release about future events or performance, including gross revenues and earnings expectations for the second quarter of 2014, are forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current clients and attract new clients, the availability of financing or other sources of capital, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectability of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2013 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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Barrett Business Services, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands)	2014	2013
Assets
Current assets:
Cash and cash equivalents	$66,268	$93,557
Marketable securities	31,013	19,787
Trade accounts receivable, net	95,956	85,586
Income taxes receivable	1,596	-
Prepaid expenses and other	4,621	3,026
Deferred income taxes	8,936	8,929
Total current assets	208,390	210,885
Marketable securities	6,680	5,909
Property, equipment and software, net	21,779	20,549
Restricted certificates of deposit	12,789	12,789
Restricted marketable securities and workers' compensation deposits	31,133	11,205
Other assets	4,028	4,165
Goodwill	47,820	47,820
	$332,619	$313,322

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$220	$220
Accounts payable	2,382	3,252
Accrued payroll, payroll taxes and related benefits	112,000	92,516
Income taxes payable	-	1,236
Other accrued liabilities	411	313
Workers' compensation claims liabilities	38,306	35,841
Safety incentives liabilities	12,192	13,086
Total current liabilities	165,511	146,464
Long-term workers' compensation claims liabilities	81,829	76,603
Long term debt	4,998	5,053
Deferred income taxes	10,392	10,787
Customer deposits and other long-term liabilities	1,799	1,862
Stockholders' equity	68,090	72,553
	$332,619	$313,322

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Barrett Business Services, Inc.

Consolidated Statements of Operations

	(Unaudited)
(in thousands, except per share amounts)	First Quarter Ended
	March 31,
	2014	2013
Revenues:
Professional employer service fees	$101,689	$81,818
Staffing services	33,451	29,733
Total revenues	135,140	111,551
Cost of revenues:
Direct payroll costs	25,417	22,296
Payroll taxes and benefits	72,817	59,123
Workers' compensation	27,600	21,821
Total cost of revenues	125,834	103,240
Gross margin	9,306	8,311
Selling, general and administrative expenses	14,369	11,811
Depreciation and amortization	584	460
Loss from operations	(5,647)	(3,960)
Other income, net	90	87
Loss before taxes	(5,557)	(3,873)
Benefit from income taxes	(1,974)	(1,324)
Net loss	$(3,583)	$(2,549)
Basic loss per common share	$(0.50)	$(0.36)
Weighted average basic common shares outstanding	7,170	7,022
Diluted loss per common share	$(0.50)	$(0.36)
Weighted average diluted common shares outstanding	7,170	7,022

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Company Contact:

Michael L. Elich

President and CEO

Tel 1-360-828-0700

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BBSI@liolios.com

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